EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-209889 and No. 333-187426) and Form S-8 (No. 333-126421, No. 333-120158, No. 333-102825, No. 333-61072, No. 333-51436, No. 333-50752, No. 033-54423, No. 333-171297, No. 333-187426, and No. 333-203902) of International Flavors & Fragrances Inc. of our report dated February 28, 2017, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 28, 2017